EXHIBIT 99.1
News

Georgia-Pacific Corporation 133 Peachtree Street, N.E. Atlanta, Georgia 30303

Release No.C-2006
Contacts: Media: Robin Keegan 404-652-4713 Investors: 404-652-5555

Oct. 4, 2005

GEORGIA-PACIFIC ANNOUNCES INITIATIVES TO GAIN FURTHER OPERATING EFFICIENCIES IN NORTH AMERICAN AND INTERNATIONAL CONSUMER PRODUCTS

             ATLANTA -- Georgia-Pacific Corp. (NYSE: GP) today announced a number of initiatives in its North American and international consumer products businesses that will enhance its competitive position and drive further efficiencies. Together, the programs are targeted to simplify and improve the manufacture and delivery of products to customers across North America and Europe, while reducing operating costs significantly.

             These new initiatives follow previously implemented changes and include idling up to four tissue paper machines, with a combined capacity of 140,000 tons, and approximately 70 converting lines, as well as workforce reductions that will eliminate 850 positions in North America. In the international consumer products business, the plans include a reorganization in France, and further investments and rationalization to improve operating efficiencies in the United Kingdom and the Nordic region. Workforce reductions will eliminate 250 positions across Europe.

             The company anticipates taking approximately $106 million in net charges to implement these initiatives during the next two years, including approximately $42 million in the third quarter 2005. Of the total, the company expects to incur approximately $21 million in employee-related costs, including severance and other termination benefits; approximately $53 million in net asset impairment charges, accelerated depreciation, and storeroom write-offs; and approximately $32 million in other facility-related exit costs. Georgia-Pacific anticipates that these initiatives will allow it to reduce ongoing costs during the next two years by approximately $100 million annually, with approximately three quarters of the savings realized in North America.

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North American Consumer Products

             In North America, the new initiatives are part of the overall cost-reduction strategy for the business to reach its $1.2 billion annual operating profit goal. The initiatives include a restructuring of the company's commercial, or away-from-home, business by modifying production and distribution processes at its mills in Green Bay, Wis., Muskogee, Okla., and Savannah, Ga. The largest impact will be at the Green Bay Broadway mill, where plans include moving most of the mill's warehouse operations to a new product mix center in the Green Bay area and the closing of small, non-core operations. Workforce reductions at Green Bay account for the majority of the targeted 850 position eliminations in North America.

             The initiatives also include recent workforce reductions at tissue facilities in Plattsburgh, N.Y., Camas, Wash., and Wauna and Halsey, Ore.; as well as at the company's Dixie manufacturing facility at Epic, Mich. In addition, the company plans to shut down tissue converting operations at Old Town, Maine.

             These new initiatives follow a number of actions already implemented by the company to achieve the benefits from its Fort James acquisition. Since 2001, the business has shut down nine tissue paper machines, with 170,000 tons capacity, and idled 47 converting lines in the tissue and Dixie businesses. Much of the capacity of these machines and lines was moved to newer, faster assets. In addition, more than 2,250 positions already have been eliminated.

             "We've made tremendous progress in our North American consumer products business since the acquisition of Fort James," said Michael C. Burandt, executive vice president of Georgia-Pacific and president of North American consumer products. "These latest initiatives are important steps in our continuing improvement. We remain absolutely committed to continuing to meet all of our customers' needs with our strong, efficient and world-class asset base."

             Burandt added, "We also know a number of these changes will impact our employees, their families and our communities. We are working with all of those affected to minimize the impacts. These are never easy decisions to make, but they are absolutely necessary for our business to remain competitive and for our continued growth."

International Consumer Products

             In the company's international consumer products business, the new initiatives are a continuation of an ongoing program to eliminate costs. Changes already implemented include the closure of one operation in Greece, and the closure of two operations, as well as significant overhead reductions, in the United Kingdom. Among current changes, the company's management team in France is directing the shutdown of

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a paper machine at its Kunheim facility; and management teams in the Nordic region, as well as in Great Britain and Ireland are directing further investments and rationalization across their businesses to improve operating efficiencies.

             In connection with these initiatives, the company expects to announce workforce reductions of approximately 250 positions in the international consumer products business, and country management teams have initiated discussions on those reductions with local consultation bodies as appropriate.

             "Our teams in Europe already have done tremendous work to reduce costs in our system," said Bill Schultz, president - international consumer products. "These latest efforts are part of our continuing work to capture every possible efficiency while driving our long-term strategy for sustainable growth."

             Headquartered at Atlanta, Georgia-Pacific is one of the world's leading manufacturers and marketers of tissue, packaging, paper, building products and related chemicals. With 2004 annual sales of approximately $20 billion, the company employs 55,000 people at more than 300 locations in North America and Europe. Its familiar consumer tissue brands include Quilted Northern®, Angel Soft®, Brawny®, Sparkle®, Soft 'n Gentle®, Mardi Gras®, So-Dri® and Vanity Fair®, as well as the Dixie® brand of disposable cups, plates and cutlery. In Europe, its familiar brands include Lotus®, Colhogar®, Delica®, Tenderly®, and Nouvelle® consumer tissue brands, and the Vania® brand of personal care products. Georgia-Pacific's building products manufacturing business has long been among the nation's leading supplier of building products to lumber and building materials dealers and large do-it-yourself warehouse retailers. For more information, visit www.gp.com.

             Certain statements contained in this release, including statements regarding the expected idling and shut down of paper machines and converting lines; projected workforce reductions; anticipated costs to implement the company's operating efficiency initiatives and the ability of the company to realize anticipated cost savings are forward-looking statements (as such term is defined under the federal securities laws), are based on current expectations, and are subject to risks and uncertainties. Actual results could differ materially as a result of a number of factors including, but not limited to, the actual realization of cost savings from the company's operating efficiency initiatives due to unanticipated expenditures with respect to severance, administrative, health and benefit matters and other closure costs; effects of changes in our production capabilities due to planned and unplanned facility outages or maintenance requirements; workforce disruptions; the effect of general economic conditions on the demand for the company's consumer products; the corresponding level of demand for and cost of energy, wood fiber, wastepaper and other raw material costs; the success of the branding and marketing strategies the company is pursuing for its consumer products; changes in currency exchange rates, particularly the relative value of the U.S. dollar to the Euro; actions taken or to be taken by the United States or other governments as a result of the situation in Iraq and acts or threats of terrorism; as well as other factors listed in the company's SEC filings, including its report on Form 10-K for the fiscal year ended January 1, 2005, and its reports on Form 10-Q for the fiscal quarters ended April 2, 2005 and July 2, 2005.

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